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                    CHASE MANHATTAN MARINE OWNER TRUST 1997-A

                            MONTHLY SERVICER'S REPORT



                                                Settlement Date       2/28/2003
                                                Determination Date    3/12/2003
                                                Distribution Date     3/17/2003


I.      All Payments on the Contracts                                                                                 1,717,310.92
II.     All Liquidation Proceeds on the Contracts with respect to Principal                                             122,751.23
III.    Repurchased Contracts                                                                                                 0.00
IV.     Investment Earnings on Collection Account                                                                             0.04
V.      Servicer Monthly Advances                                                                                        33,477.73
VI.     Distribution from the Reserve Account                                                                            16,590.38
VII.    Deposits from the Pay-Ahead Account (including Investment Earnings)                                               1,923.84
VIII.   Transfers to the Pay-Ahead Account                                                                               (1,890.37)
IX.     Less:  Investment Earnings distributions
          (a)  To Sellers with respect to the Collection Account                                                             (0.04)
          (b)  To Sellers with respect to the Pay-Ahead Account                                                              (2.90)
X.      Deposits in error                                                                                                     0.00
Total available amount in Collection Account
                                                                                                                     $1,890,160.83
                                                                                                                     ==============



DISTRIBUTION AMOUNTS                                                         Cost per $1000
---------------------------------------------                                ---------------

1.    (a) Class A-1 Note Interest Distribution                                                             0.00
      (b) Class A-1 Note Principal Distribution                                                            0.00
          Aggregate Class A-1 Note Distribution                                0.00000000                                     0.00

2.    (a) Class A-2 Note Interest Distribution                                                             0.00
      (b) Class A-2 Note Principal Distribution                                                            0.00
          Aggregate Class A-2 Note Distribution                                0.00000000                                     0.00

3.    (a) Class A-3 Note Interest Distribution                                                             0.00
      (b) Class A-3 Note Principal Distribution                                                            0.00
          Aggregate Class A-3 Note Distribution                                0.00000000                                     0.00

4.    (a) Class A-4 Note Interest Distribution                                                             0.00
      (b) Class A-4 Note Principal Distribution                                                            0.00
          Aggregate Class A-4 Note Distribution                                0.00000000                                     0.00

5.    (a) Class A-5 Note Interest Distribution                                                             0.00
      (b) Class A-5 Note Principal Distribution                                                            0.00
          Aggregate Class A-5 Note Distribution                                0.00000000                                     0.00

6.    (a) Class A-6 Note Interest Distribution                                                        36,274.63
      (b) Class A-6 Note Principal Distribution                                                    1,651,940.96
          Aggregate Class A-6 Note Distribution                               71.23272532                             1,688,215.59

7.     (a) Class B Note Interest Distribution                                                         59,285.00
       (b) Class B Note Principal Distribution                                                             0.00
           Aggregate Class B Note Distribution                                 5.56666667                                59,285.00

8.     (a) Class C Note Interest Distribution                                                         98,822.83
       (b) Class C Note Principal Distribution                                                             0.00
           Aggregate Class C Note Distribution                                   5.70833312                              98,822.83

9.     Servicer Payment
       (a) Servicing Fee                                                                              14,441.20
       (b) Reimbursement of prior Monthly Advances                                                    29,396.21
           Total Servicer Payment                                                                                        43,837.41

10.  Deposits to the Reserve Account                                                                                          0.00

Total Distribution Amount from Collection Account                                                                    $1,890,160.83
                                                                                                                     ==============

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                                  Page 1 of 4

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

Reserve Account distributions to Sellers

      (a)  Amounts to the Sellers (Chase USA) from Excess Collections                                       0.00
      (b)  Amounts to the Sellers (Chase Manhattan Bank) from Excess Collections                            0.00
      (c)  Distribution from the Reserve Account to the Sellers(Chase USA)                                  0.00
      (d)  Distribution from the Reserve Account to the Sellers(Chase Manhattan Bank)                       0.00
                        Total Amounts to Sellers(Chase USA & Chase Manhattan Bank)                                             0.00
                                                                                                                     ==============

Payahead Account distributions to Sellers

      (a)  Distribution from the Payahead Account to the Sellers(Chase USA)                                 1.47
      (b)  Distribution from the Payahead Account to the Sellers(Chase Manhattan Bank)                      1.43
                        Total Amounts to Sellers(Chase USA & Chase Manhattan Bank)                                             2.90
                                                                                                                    ===============

                  INTEREST
---------------------------------------------

1.   Current Interest Requirement
        (a) Class A-1 Notes    @             5.845%                                                         0.00
        (b) Class A-2 Notes    @             6.028%                                                         0.00
        (c) Class A-3 Notes    @             6.140%                                                         0.00
        (d) Class A-4 Notes    @             6.250%                                                         0.00
        (e) Class A-5 Notes    @             6.420%                                                         0.00
        (f) Class A-6 Notes    @             6.500%                                                    36,274.63
                     Aggregate Interest on Class A Notes                                                                  36,274.63
        (g) Class B Notes @                  6.680%                                                                       59,285.00
        (h) Class C Notes @                  6.850%                                                                       98,822.83


2.   Remaining Interest Shortfall
        (a) Class A-1 Notes                                                                                 0.00
        (b) Class A-2 Notes                                                                                 0.00
        (c) Class A-3 Notes                                                                                 0.00
        (d) Class A-4 Notes                                                                                 0.00
        (e) Class A-5 Notes                                                                                 0.00
        (f) Class A-6 Notes                                                                                 0.00
        (g) Class B Notes                                                                                   0.00
        (h) Class C Notes                                                                                   0.00


3.   Total Distribution of Interest                                       Cost per $1000
                                                                          --------------
        (a) Class A-1 Notes                                                 0.00000000                      0.00
        (b) Class A-2 Notes                                                 0.00000000                      0.00
        (c) Class A-3 Notes                                                 0.00000000                      0.00
        (d) Class A-4 Notes                                                 0.00000000                      0.00
        (e) Class A-5 Notes                                                 0.00000000                      0.00
        (f) Class A-6 Notes                                                 1.53057511                 36,274.63
                     Total Aggregate Interest on Class A Notes                                                            36,274.63
        (g) Class B Notes                                                   5.56666667                                    59,285.00
        (h) Class C Notes                                                   5.70833312                                    98,822.83


                 PRINCIPAL
---------------------------------------------
                                                                      No. of Contracts
                                                                      ----------------
1.   Amount of Stated Principal Collected                                                             406,534.05
2.   Amount of Principal Prepayment Collected                                 42                    1,069,985.58
3.   Amount of Liquidated Contract                                            2                       175,421.33
4.   Amount of Repurchased Contract                                           0                             0.00

       Total Formula Principal Distribution Amount                                                                     1,651,940.96

5. Principal Balance before giving effect to Principal Distribution                          Pool Factor
        (a) Class A-1 Notes                                                                   0.0000000                        0.00
        (b) Class A-2 Notes                                                                   0.0000000                        0.00
        (c) Class A-3 Notes                                                                   0.0000000                        0.00
        (d) Class A-4 Notes                                                                   0.0000000                        0.00
        (e) Class A-5 Notes                                                                   0.0000000                        0.00
        (f) Class A-6 Notes                                                                   0.2825677                6,696,854.29
        (g) Class B Notes                                                                     1.0000000               10,650,000.00
        (h) Class C Notes                                                                     1.0000000               17,312,029.25

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                                  Page 2 of 4
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

6.   Remaining Principal Shortfall
        (a) Class A-1 Notes                                                                                                    0.00
        (b) Class A-2 Notes                                                                                                    0.00
        (c) Class A-3 Notes                                                                                                    0.00
        (d) Class A-4 Notes                                                                                                    0.00
        (e) Class A-5 Notes                                                                                                    0.00
        (f) Class A-6 Notes                                                                                                    0.00
        (g) Class B Notes                                                                                                      0.00
        (h) Class C Notes                                                                                                      0.00


7. Principal Distribution                                                     Cost per $1000
                                                                              ---------------
        (a) Class A-1 Notes                                                      0.00000000                                     0.00
        (b) Class A-2 Notes                                                      0.00000000                                     0.00
        (c) Class A-3 Notes                                                      0.00000000                                     0.00
        (d) Class A-4 Notes                                                      0.00000000                                     0.00
        (e) Class A-5 Notes                                                      0.00000000                                     0.00
        (f) Class A-6 Notes                                                     69.70215021                             1,651,940.96
        (g) Class B Notes                                                        0.00000000                                     0.00
        (h) Class C Notes                                                        0.00000000                                     0.00


8. Principal Balance after giving effect to Principal Distribution                                 Pool Factor
        (a) Class A-1 Notes                                                                         0.0000000                 0.00
        (b) Class A-2 Notes                                                                         0.0000000                 0.00
        (c) Class A-3 Notes                                                                         0.0000000                 0.00
        (d) Class A-4 Notes                                                                         0.0000000                 0.00
        (e) Class A-5 Notes                                                                         0.0000000                 0.00
        (f) Class A-6 Notes                                                                         0.2128655         5,044,913.33
        (g) Class B Notes                                                                           1.0000000        10,650,000.00
        (h) Class C Notes                                                                           1.0000000        17,312,029.25

                 POOL DATA
---------------------------------------------
                                                                                                    Aggregate
                                                                              No. of Contracts  Principal Balance
                                                                              ----------------  -----------------
1.   Pool Stated Principal Balance as of                   2/28/2003               1,309          33,006,942.58

2. Delinquency Information                                                                                            % Delinquent
--------------------------                                                                                            ------------

              (a) 31-59 Days                                                         30              653,265.52             1.979%
              (b) 60-89 Days                                                         6               269,409.42             0.816%
              (c) 90-119 Days                                                        2                25,350.35             0.077%
              (d) 120 Days +                                                         0                     0.00             0.000%

3.   Contracts Repossessed during the Due Period                                     0                     0.00

4.   Current Repossession Inventory                                                  0                     0.00

5. Aggregate Net Losses for the preceding Collection Period
       (a)  Aggregate Principal Balance of Liquidated Receivables                    2               175,421.33
       (b)  Net Liquidation Proceeds on any Liquidated Receivables                                   122,751.23
                                                                                                  --------------
       Total Aggregate Net Losses for the preceding Collection Period                                                    52,670.10

6.   Aggregate Losses on all Liquidated Receivables (Year-To-Date)                                                      233,052.32

7.   Aggregate Net Losses on all Liquidated Receivables (Life-To-Date)              581                               5,327,488.21

8.   Weighted Average Contract Rate of all Outstanding Contracts                                                            8.982%

9.   Weighted Average Remaining Term to Maturity of all Outstanding Contracts                                              103.117



              TRIGGER ANALYSIS
---------------------------------------------

1.  (a)  AVERAGE 60+ DELINQUENCY PERCENTAGE                         1.685%
    (b)  DELINQUENCY PERCENTAGE TRIGGER IN EFFECT ?                                 NO

2.  (a)  AVERAGE NET LOSS RATIO                                     0.059%
    (b)  NET LOSS RATIO TRIGGER IN EFFECT ?                                         NO
    (c)  NET LOSS RATIO (USING ENDING POOL BALANCE)                 0.201%

3.  (a) SERVICER REPLACEMENT PERCENTAGE                             0.113%
    (b) SERVICER REPLACEMENT TRIGGER IN EFFECT ?                                    NO

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                                  Page 3 of 4

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

               MISCELLANEOUS
---------------------------------------------

1.    Monthly Servicing Fees                                                                                              14,441.20

2.    Servicer Advances                                                                                                   33,477.73

3.    (a)  Opening Balance of the Reserve Account                                                                      5,184,157.53
      (b)  Deposits to the Reserve Account                                                                0.00
      (c)  Investment Earnings in the Reserve Account                                                 9,047.74
      (d)  Distribution from the Reserve Account                                                    (16,590.38)
      (e)  Ending Balance of the Reserve Account                                                                       5,176,614.89

4.    Specified Reserve Account Balance                                                                                5,325,240.59

5.   (a)  Opening Balance in the Pay-Ahead Account                                                                         3,391.22
     (b)  Deposits to the Pay-Ahead Account from the Collection Account                               1,890.37
     (c)  Investment Earnings in the Pay-Ahead Account                                                    2.90
     (d)  Transfers from the Pay-Ahead Account to the Collection Account                            (1,923.84)
     (e)  Ending Balance in the Pay-Ahead Account                                                                          3,360.65
